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                                                                     EXHIBIT 3.2



                                     BYLAWS

                                       OF

                                 UNITREND, INC.
                              A NEVADA CORPORATION
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                                TABLE OF CONTENTS

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                                                                                                         PAGE
                                                                                                         ----
ARTICLE I.                     OFFICES ..................................................................  4

ARTICLE II.                    SHAREHOLDERS .............................................................  4
         Section 2.01.         Annual Meeting ...........................................................  4
         Section 2.02.         Special Meetings..........................................................  4
         Section 2.03.         Place of Meeting..........................................................  4
         Section 2.04.         Notice of Meeting.........................................................  4
         Section 2.05.         Meetings, How Convened ...................................................  5
         Section 2.06.         Meetings, Nature of Business .............................................  5
         Section 2.07.         Closing Transfer Books; Record Date ......................................  6
         Section 2.08.         Share Ledger .............................................................  6
         Section 2.09.         Quorum ...................................................................  6
         Section 2.10.         Proxies ..................................................................  7
         Section 2.11.         Voting of Shares..........................................................  7
         Section 2.12.         Voting of Shares by Certain Holders ......................................  7
         Section 2.13.         Shareholder Action Without a Meeting .....................................  8
         Section 2.14.         Shareholders' Right to Examine Books and Records .........................  8
         Section 2.15.         Inspectors of Election ...................................................  8

ARTICLE III.                   BOARD OF DIRECTORS .......................................................  8
         Section 3.01.         General Powers............................................................  8
         Section 3.02.         Number, Term and Qualifications ..........................................  9
         Section 3.03.         Regular Meetings .........................................................  9
         Section 3.04.         Special Meetings..........................................................  9
         Section 3.05.         Notice ...................................................................  9
         Section 3.06.         Quorum; Participation by Telephone........................................  9
         Section 3.07.         Manner of Acting .........................................................  9
         Section 3.08.         Action Without a Meeting .................................................  9
         Section 3.09.         Resignations ............................................................. 10
         Section 3.10.         Removal by Shareholders .................................................. 10
         Section 3.11.         Removal by Board of Directors ............................................ 10
         Section 3.12.         Vacancies ................................................................ 10
         Section 3.13.         Compensation ............................................................. 10
         Section 3.14.         Presumption of Assent .................................................... 11
         Section 3.15.         Committees ............................................................... 11

ARTICLE IV.                    OFFICERS ................................................................. 11
         Section 4.01.         General .................................................................. 11
         Section 4.02.         Election and Term of Office .............................................. 11
         Section 4.03.         Removal .................................................................. 11
         Section 4.04.         Resignations ............................................................. 12

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
         Section 4.05.         Vacancies ................................................................ 12
         Section 4.06.         Chairman of the Board of Directors ....................................... 12
         Section 4.07.         President ................................................................ 12
         Section 4.08.         Vice-President(s)......................................................... 12
         Section 4.09.         Secretary ................................................................ 13
         Section 4.10.         Treasurer ................................................................ 13
         Section 4.11.         Salaries ................................................................. 14

ARTICLE V.                     CONTRACTS, LOANS, CHECKS AND DEPOSITS .................................... 14
         Section 5.01.         Contracts ................................................................ 14
         Section 5.02.         Loans .................................................................... 14
         Section 5.03.         Checks, Drafts, etc ...................................................... 14
         Section 5.04.         Deposits ................................................................. 14

ARTICLE VI.                    CERTIFICATES FOR SHARES AND THEIR TRANSFER ............................... 14
         Section 6.01.         Certificates for Shares .................................................. 14
         Section 6.02.         Transfer of Shares ....................................................... 14
         Section 6.03.         Transfer and Registry Agents ............................................. 14
         Section 6.04.         Beneficial Owners ........................................................ 14

ARTICLE VII.                   FISCAL YEAR .............................................................. 15

ARTICLE VIII.                  DIVIDENDS ................................................................ 15

ARTICLE IX.                    FINANCIAL INTEREST OF CORPORATE OFFICERS;
                               EFFECT ON CONTRACTS ...................................................... 15

ARTICLE X.                     INDEMNIFICATION OF DIRECTORS,
                               OFFICERS, EMPLOYEES AND AGENTS ............................................16
         Section 10.01.        General Action ............................................................16
         Section 10.02.        Action by Corporation .....................................................16
         Section 10.03.        Success on Merits .........................................................16
         Section 10.04.        Determination to Indemnify ................................................17
         Section 10.05.        Time of Payment ...........................................................17
         Section 10.06.        Non-Exclusive Right........................................................17
         Section 10.07.        Insurance .................................................................17
         Section 10.08.        Definition of Corporation .................................................17
         Section 10.09.        Other Definitions..........................................................17

ARTICLE XI.                    CORPORATE SEAL ............................................................18

ARTICLE XII.                   WAIVER OF NOTICE ..........................................................18

ARTICLE XIII.                  AMENDMENTS ................................................................18

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                                     BYLAWS

                                       OF

                                 UNITREND, INC.
                              A Nevada Corporation



                               ARTICLE I. OFFICES

         The principal executive offices of the Corporation shall be in the City of Toledo, County of Lucas, State of Ohio. The Corporation may have such other office(s), as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

         SECTION 2.01. ANNUAL MEETING. The annual meeting of the shareholders shall be held at such date and time as the Board of Directors may determine, for the transaction of such business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof; the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be arranged.

         SECTION 2.02. SPECIAL MEETINGS. A special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, by the Board of Directors, or by the holders of not less than one-fourth of all the outstanding shares of the Corporation entitled to vote at such meeting. At a special meeting of the shareholders, only such business shall be conducted as shall be specified in the notice of meeting or any properly delivered supplement thereto.

         SECTION 2.03. PLACE OF MEETINGS. The Board of Directors may designate any location, either within or without the States of Nevada or Ohio, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at the meeting may designate any location as the place for the holding of such meeting. If no designation is made, the place of meeting shall be at the offices of the Corporation as designated above.

         SECTION 2.04. NOTICE OF MEETING. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise allowed or prescribed by statute, be delivered not less than five (5) nor more than ninety
(90) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each


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shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

         SECTION 2.05. MEETINGS, HOW CONVENED. Every meeting, for whatever purpose, of the shareholders of the Corporation shall be convened by its President, Secretary or other officer, or their designees, or any of the persons calling the meeting by notice given as herein provided.

         SECTION 2.06. MEETINGS, NATURE OF BUSINESS. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 2.04 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 2.04 and this
Section 2.06.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section


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2.06, PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section
2.06 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         SECTION 2.07. CLOSING TRANSFER BOOKS; RECORD DATE. The Board of Directors shall have power to close the transfer books of the Corporation for a period not exceeding ninety (90) days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books the Board of Directors may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of; and to vote at, the meeting and any adjournment thereof; or to receive payment of the dividend, or to the allotment of rights, or to exercise the rights in respect of the change, conversion or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to notice of; and to vote at, the meeting and any adjournment thereof; or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of; and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

         SECTION 2.08. SHARE LEDGER. The original share ledger or transfer books, or a duplicate thereof kept in the State of Nevada, shall be prima facie evidence as to who are the shareholders entitled to: (a) vote at any meeting of the shareholders, and (b) examine the share ledger or the books of the Corporation.

         SECTION 2.09. QUORUM. A majority of the issued and outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a quorum is present, those present may adjourn the meeting until a specified date, not longer than ninety (90) days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a different vote is required by law, the Articles of Incorporation or these Bylaws of the Corporation.


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         SECTION 2.10. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if; and only so long as it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves. If any instrument of proxy designates two (2) or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as proxies. If only one (1) such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two (2) or more personal representatives, trustees or other fiduciaries, unless an instrument or order of court appointing them directs otherwise.

         SECTION 2.11. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot. Provided that the Corporate Secretary is satisfied as to the authenticity of the ballots cast, mail-in ballot voting shall be authorized for any matter not specifically required to be presented to the shareholders for vote at a shareholders meeting, unless otherwise specified by applicable law, the Articles of Incorporation or these Bylaws. Upon any matter properly submitted to a vote at a meeting of the shareholders, those outstanding shares entitled to vote which are not voted or specifically abstained upon in person or by proxy may be cast by the presiding officer of the Corporation present at such meeting of the shareholders.

         SECTION 2.12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws or Code of Regulations of such corporation may prescribe, or, in the absence of such a provision, as the Board of Directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his or her personal representative, either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted in person or by proxy, but no conservator or trustee shall be entitled, as a fiduciary to vote shares held by him or her without a transfer of such shares into his or her name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

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         Neither shares of its own stock held by the Corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are owned beneficially and of record (and not in trust) by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         SECTION 2.13. SHAREHOLDER ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if written consents, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary of the Corporation shall file such consents with the minutes of the meetings of the shareholders.

         SECTION 2.14. SHAREHOLDERS' RIGHT TO EXAMINE BOOKS AND RECORDS. This Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its shareholders and Board of Directors, and the names and places of residence of its officers; and it shall keep at its principal place of business in Ohio or at the office of its statutory agent in Nevada, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer. Each shareholder may, during normal business hours, have access to the books of the Corporation, to examine the same. The Board of Directors may, from time to time, further prescribe regulations with respect to any such examination.

         SECTION 2.15. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board by resolution or the Chairman or President may appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of shareholders, the Chairman of the meeting may appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

                         ARTICLE III. BOARD OF DIRECTORS

         SECTION 3.01. GENERAL POWERS. The property and business of the Corporation shall be controlled and managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.


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         SECTION 3.02. NUMBER, TERM AND QUALIFICATIONS. The number of directors of the Corporation shall be set by the Board of Directors but shall not be less than three (3) nor more than twelve (12). Each director shall hold office until his or her successor shall have been elected and qualified.

         SECTION 3.03. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without conforming to the notice requirements specified in these Bylaws immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, at any location, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 3.04. SPECIAL MEETINGS. A special meeting of the Board of Directors may be called by, or at the request of; the President or any director. The person or persons authorized to call such special meeting of the Board of Directors may fix any locale as the place for holding such special meeting.

         SECTION 3.05. NOTICE. Notice of any special meeting shall be delivered at least five (5) days prior thereto by written notice delivered personally or left at or mailed to each director at his or her business or residence address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the text of the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of; any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.06. QUORUM; PARTICIPATION BY TELEPHONE. A majority of the full Board of Directors shall constitute a quorum for the transaction of business, but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Members of the Board of Directors may participate in a meeting of the Board of Directors, whether regular or special, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

         SECTION 3.07. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a different number is required by statute, the Articles of Incorporation or these Bylaws.

         SECTION 3.08. ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the Board of Directors or of a committee of directors may be taken without a meeting if written consents, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee, as the case may be. Such written consents shall be filed by the


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
Secretary with the minutes of the proceedings of the Board of Directors or of the committee, as the case may be, and shall have the same force and effect as a unanimous vote at a meeting duly held.

         SECTION 3.09. RESIGNATIONS. Any director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary of the Corporation. Any written notice delivered in person to the President or the Secretary shall be effective upon delivery, unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.10. REMOVAL BY SHAREHOLDERS. Any director or directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose. The entire Board of Directors may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no single director may be removed if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the entire Board of Directors; or, if there be classes of directors, at an election of the class of directors of which the director is a part.

         SECTION 3.11. REMOVAL BY BOARD OF DIRECTORS. Any director may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet the Corporation's qualifications for election as a director as set forth in its Articles of Incorporation or in these Bylaws, or if the director shall be in breach of any agreement between such director and the Corporation relating to such director's services as a director or employee of the Corporation. Notice of the proposed removal shall be given to all directors of the Corporation prior to action thereon.

         SECTION 3.12. VACANCIES. In case of the death, incapacity or resignation of one or more of the directors, or in the case of a newly created directorship resulting from any increase in the number of directors to constitute the Board of Directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director may fill the vacancy or vacancies until the next election of directors by the shareholders.

         SECTION 3.13. COMPENSATION. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both or such other emoluments as the Board of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


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
         SECTION 3.14. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless the director dissents or abstains at such meeting, and the fact of such dissent or abstention (a) is entered in the minutes of the meeting, or (b) shall be filed by the director in writing with the person acting as secretary of the meeting before the adjournment thereof; or (c) shall have been recorded by the director and forwarded by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting.

         SECTION 3.15. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the board, may designate two (2) or more directors to constitute (a) an executive committee, which committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, or (b) any other committee which shall have the name, purpose, power and authority delegated to it by such resolution. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

                              ARTICLE IV. OFFICERS

         SECTION 4.01. GENERAL. The officers of the Corporation shall be chosen by the Board of Directors and shall include the President, one (1) or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

         SECTION 4.02. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the first annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be arranged. Each officer shall hold office until his or her successor shall have been duly chosen and qualified, or until his or her earlier resignation or removal. in the manner hereinafter provided.

         SECTION 4.03. REMOVAL. Any officer, agent, or other employee elected or appointed by the Board of Directors may be removed by affirmative vote of the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.


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
         SECTION 4.04. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any written notice delivered in person to the President or the Secretary shall be effective upon delivery unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.05. VACANCIES. A vacancy in any office because of death, incapacity, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 4.06. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

         SECTION 4.07. PRESIDENT. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments requiring the seal of the Corporation or which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President may vote in person or by proxy shares in other corporations standing in the name of this Corporation. The President shall in general perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.

         SECTION 4.08. VICE-PRESIDENT(S). In the absence of the President, whether due to resignation, incapacity or any other cause, or in the event of the President's death, inability or


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
refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall exercise such powers only so long as the President remains absent or incapacitated, or until the Board of Directors elects a new President. Any Vice-President may sign, with the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         SECTION 4.09. SECRETARY. The Secretary shall (a) in one or more books provided for this purpose keep the minutes of the proceedings of the shareholders and of the Board of Directors and, when required, the standing committees of the Board of Directors; (b) see that notices of all meetings of the shareholders and special meetings of the Board of Directors are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors, under whose supervision the Secretary shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given.

         SECTION 4.10. TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. The Treasurer shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under control of the Treasurer belonging to the Corporation.

         SECTION 4.11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation and participated in determining and voting upon the salary.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 5.01. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 5.02. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 5.03. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 5.04. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 6.01. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.

         SECTION 6.02. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 6.03. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

         SECTION 6.04. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                            ARTICLE VII. FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year, or such other fiscal year as fixed from time to time by the Board of Directors.

                             ARTICLE VIII. DIVIDENDS

         The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.

              ARTICLE IX. FINANCIAL INTEREST OF CORPORATE OFFICERS;
                               EFFECT ON CONTRACTS

         No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors of officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

         (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

         (3) The contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof; or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transactions.

                    ARTICLE X. INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

         SECTION 10.01. GENERAL ACTION. This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of this Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself; create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 10.02. ACTION BY CORPORATION. This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or is conduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

         SECTION 10.03. SUCCESS ON MERITS. To the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.01 and 10.02 of this Article X, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

         SECTION 10.04. DETERMINATION TO INDEMNIFY. Any indemnification under Sections 10.01 and 10.02 of this Article X, unless ordered by a court, shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article X. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the section, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         SECTION 10.05. TIME OF PAYMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by this Corporation as authorized in this Article X.

         SECTION 10.06. NON-EXCLUSIVE RIGHT. This Article is intended to provide for indemnification to the fullest extent permitted by law, as in effect on the date hereof or as hereafter adopted or amended. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Code of Regulation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 10.07. INSURANCE. This Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not this Corporation would have the power to indemnify' him or her against such liability under the provisions of this Article X.

         SECTION 10.08. DEFINITION OF CORPORATION. For the purpose of this
Article X, references to "this Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

         SECTION 10.09. OTHER DEFINITIONS. For the purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the Participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.

                           ARTICLE XI. CORPORATE SEAL

         The Board of Directors may provide a corporate seal in the form of a circle with the name of the Corporation inscribed thereon.

                          ARTICLE XII. WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or of the Articles of Incorporation or of The Corporate Laws of the State of Nevada, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XIII. AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws adopted by action of a majority of the directors or shareholders at any regular or special meeting of the directors or shareholders.



Adopted July 5, 1999


           /s/ Conrad A.H. Jelinger
-----------------------------------
Conrad A. H. Jelinger
CEO/Director




           /s/ Douglas E. Stallings
-----------------------------------
Witness  (Notary)


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